Policy Specifications

Policy Number [SPECIMEN]

Insured:	[JOHN DOE]	Issue Age and Sex:	[35] [MALE]

Premium Class:	[STANDARD TOBACCO]

Insured:	[JANE DOE]	Issue Age and Sex:	[35] [FEMALE]

Premium Class:	[STANDARD TOBACCO]

Owner:	[JOHN DOE]

Initial Specified Amount:	$[250,000]	Policy Date:	[FEBRUARY 1, 2021]
Minimum Specified Amount:	$[250,000]	Date of Issue:	[FEBRUARY 1, 2021]
Monthly Anniversary Day:	[01]

Plan of Insurance:	INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ADJUSTABLE SURVIVORSHIP LIFE INSURANCE

Separate Account:	[Lincoln Life Flexible Premium Variable Life Account R]

NOTE:
This Policy provides life insurance coverage to the Second Death if sufficient premiums are paid.  The duration of coverage will depend on the amount, timing, and frequency of premium payments, Premium Loads, interest credited, Cost of Insurance, Administrative Fees, investment performance of the Separate Account, any loans or partial surrenders and the cost of additional benefits.  The Planned Premium may need to be increased to keep this Policy and the coverage In Force.

Premium Payments:	Planned Premium: $[1235.63]
Premiums payable until the younger Insured’s Attained Age [121]. Additional premium payments may vary by frequency or amount.

Payment Mode:	[ANNUALLY]

Minimum Additional Premium Payment Amount:	No premium payment may be less than $[200.00] Annually or $[15.00] if paid by electronic funds transfer.

Beneficiary:	[As named in the application for this Policy, unless later changed.]

Guaranteed Minimum Fixed Account Interest Rate:	[1.00]% annual effective rate ([0.00272616]% daily)

Guaranteed Minimum Persistency Bonus Rate Credited to Fixed Account and Sub-Accounts:	[0.01]% annual effective rate ([0. 00083329]% monthly) in Policy Year(s) [21 and thereafter].

Policy Specifications

Policy Number [SPECIMEN]

Minimum Specified Amount Increase:	$[1,000]

Maximum Attained Age for a Specified Amount Increase:	Increases in Specified Amount not allowed after the older Insured reaches Attained Age [85].

Maximum Number of Specified Amount Increases per Policy Year:	[Increases not allowed] in Policy Year [1]; and [1] in Policy Year [2] and thereafter.

Minimum Specified Amount Decrease:	$[1,000]

Maximum Number of Specified Amount Decreases per Policy Year:	[Decreases not allowed] in Policy Year [1]; and [1] in Policy Year [2] and thereafter.

Loan Information

Minimum Loan Amount:	$[500.00]

Minimum Loan Repayment Amount:	$[25.00]

Loans

Loan Interest Rate Charged:	[6.00]% annual effective rate in Policy Years [1 and thereafter].

Loan Account Credited Interest Rate:	[5.00]% annual effective rate ([0.01336806]% daily) in Policy Years [1-10]; [6.00]% annual effective rate ([0.01596536]% daily) in Policy Years [11] and thereafter].

Partial Surrenders

Amount of Partial Surrenders:
Must be at least $500.00; and/or not more than 90.00% of the Surrender Value of this policy as of the end of the Valuation Period ending on the Valuation Day on which the request is received in a form acceptable to us.

Partial Surrender Fee:	Not to exceed $[0.00]

Transfers

Minimum Transfer Amount:	$[50.00] or the entire value of the Fixed Account or Sub-Account being transferred, whichever is less.

Minimum Remaining Value of the Fixed Account or any Sub-Account(s) After a Transfer:	$100.00 unless the entire value of the Fixed Account or Sub-Account(s) is being transferred.

Limitation on Transfers from the Fixed Account:
Cannot exceed the greater of [25.00]% of the Fixed Account Value as of the immediately preceding Policy Anniversary; or the total dollar amount transferred from the Fixed Account in the immediately preceding Policy Year.

Account(s) available from which to transfer funds for Dollar Cost Averaging:	[money market Sub-Account Fixed Account (may be elected at policy issue only)]

Policy Specifications

Policy Number [SPECIMEN]

Riders and Benefits Charges

No-Lapse Enhancement Rider

Sub-Account for Limited Use: [money market Sub-Account]

Guaranteed Minimum Death Benefit Option (GMDB Option): [Option 2]
[The Initial Specified Amount less any decreases in the Specified Amount.]

The credits, charges and expenses below are used only to determine the reference No-Lapse Value under the No-Lapse Enhancement Rider, and are not used to determine the Accumulation Value or death benefit provided by the Policy.

[ No-Lapse Value Premium Credit
We will apply a credit as a percentage of each premium payment received as shown below. After the younger Insured’s Attained Age 121, no further premium payments may be made.

[6.00]% in Policy Years [1-3]. ]

No-Lapse Value Premium Load
We will deduct a No-Lapse Value Premium Load from each premium payment. The No-Lapse Value Premium Load is calculated by multiplying each premium payment by the applicable percentage shown below.  After the younger Insured’s Attained Age 121, no further premium payments may be made.

[24.00]% in Policy Years [4-20]; [18.00]% in Policy Years [21 and thereafter].

No-Lapse Value Monthly Policy Fee
We will deduct a fee of $[10.00] per month during each Policy Year until the younger Insured’s Attained Age [105].

No-Lapse Value Monthly Administrative Fee
We will deduct a monthly charge of $[0.40500] per $1,000 of the greater of the Initial Specified Amount or the current Specified Amount for the first [120] Policy Months from the Policy Date. The rate used to calculate the monthly charge varies by each Insured’s Sex (if applicable), Premium Class, and Issue Age.

No-Lapse Value Credited Interest:

Policy Year	Daily Rate	Annual Effective Rate	Policy Year	Daily Rate	Annual Effective Rate

[1	[0.005694%	2.10%	10	0.012060%	4.50%
2-7	0.003403%	1.25%	11	0.015965%	6.00%]
8-9	0.008099%	3.00%	and later]

Policy Specifications

Policy Number [SPECIMEN]

No-Lapse Enhancement Rider

Table of No-Lapse Factors for No-Lapse Value Provision

The monthly No-Lapse Factors below vary by each Insured’s sex (if applicable), Issue Age, Premium Class, Policy Year, and are calculated using an actuarial formula that reflects one-alive and both-alive probabilities.  The No-Lapse Factors reflect the amount(s) of the No-Lapse Value Provision Risk Factor, if any, and the Annual Flat Extra amount(s), if any, shown in the Policy Specifications divided by 12.

The No-Lapse Factors are used only to determine the reference No-Lapse Value Cost of Insurance, and are not used in calculating the Accumulation Value or death benefit provided by the Policy.

Policy Year	Monthly Rate	Policy Year	Monthly Rate	Policy Year	Monthly Rate

[1	0.025459	26	2.020687	51	28.714054
2	0.026824	27	2.331387	52	30.620605
3	0.028992	28	2.695869	53	33.307248
4	0.032198	29	3.097159	54	35.962051
5	0.036701	30	3.528727	55	38.591357
6	0.042899	31	3.987663	56	40.680604
7	0.050903	32	4.477736	57	40.964785
8	0.061237	33	4.999765	58	42.684032
9	0.074675	34	5.564870	59	45.730542
10	0.092184	35	6.161996	60	49.836489
11	0.115254	36	6.841097	61	56.303220
12	0.145474	37	7.597083	62	62.343352
13	0.184225	38	8.496077	63	68.515221
14	0.231532	39	9.441581	64	68.807925
15	0.286910	40	10.444324	65	71.857314
16	0.351441	41	11.516564	66	77.144168
17	0.428253	42	12.663774	67	82.847781
18	0.523772	43	13.920234	68	83.333333
19	0.634437	44	15.294416	69	83.333333
20	0.766636	45	16.784578	70	83.333333
21	0.917865	46	18.346468	71	0.000000]
22	1.096507	47	20.302450	and later
23	1.291703	48	22.349025
24	1.494893	49	24.364062
25	1.717436	50	26.502718

Policy Specifications

Policy Number [SPECIMEN]

No-Lapse Enhancement Rider

Table of Funding Level Threshold Percentages for the No-Lapse Value Provision

On each Monthly Anniversary Day, the monthly No-Lapse Factor is multiplied by a reduction factor of [0.300], if at each Policy Year the current Funding Level described in the No-Lapse Enhancement Rider exceeds the applicable Funding Level Threshold Percentage.

Policy Year	Threshold Percentage	Policy Year	Threshold Percentage	Policy Year	Threshold Percentage

[1	0.00%	26	18.76%	51	49.92%
2	0.64%	27	20.04%	52	50.78%
3	0.96%	28	21.33%	53	51.55%
4	1.15%	29	22.63%	54	52.23%
5	1.35%	30	23.95%	55	52.83%
6	1.54%	31	25.27%	56	53.37%
7	1.74%	32	26.60%	57	54.01%
8	1.97%	33	27.95%	58	54.66%
9	2.20%	34	29.30%	59	55.22%
10	2.48%	35	30.67%	60	55.61%
11	3.23%	36	32.03%	61	55.60%
12	4.01%	37	33.40%	62	55.11%
13	4.83%	38	34.75%	63	53.96%
14	5.69%	39	36.09%	64	52.38%
15	6.59%	40	37.41%	65	49.94%
16	7.52%	41	38.72%	66	46.02%
17	8.50%	42	40.01%	67	39.80%
18	9.51%	43	41.27%	68	30.87%
19	10.56%	44	42.52%	69	18.14%
20	11.64%	45	43.73%	70 and	0.00%]
21	12.75%	46	44.91%	later
22	13.89%	47	46.03%
23	15.07%	48	47.09%
24	16.27%	49	48.09%
25	17.51%	50	49.04%

Policy Specifications

Policy Number [SPECIMEN]

No-Lapse Enhancement Rider

The charges and expenses below are used only to determine the reference Reset Account Value under the No-Lapse Enhancement Rider, and are not used to determine the Accumulation Value or death benefit provided by the Policy.

Reset Account Value Premium Load
We will deduct a Reset Account Value Premium Load from each premium payment. The Reset Account Value Premium Load is calculated by multiplying each premium payment by the applicable percentage shown below.  After the younger Insured’s Attained Age 121, no further premium payments may be made.

[7.00]% in Policy Years [1-20]; [4.00]% in Policy Years [21 and thereafter].

Reset Account Value Monthly Administrative Fee
The Reset Account Value Monthly Administrative Fee is a monthly charge of $[0.14667] per $1,000 of the greater of the Initial Specified Amount or the current Specified Amount for the first [120] Policy Months from the Policy Date.  The rate used to calculate the monthly charge varies by each Insured’s sex (if applicable), Premium Class, and Issue Age.

Reset Account Value Credited Interest:	[0.002726%]% daily ([1.00]% annual effective rate) in [all] Policy Years.

Policy Specifications

Policy Number [SPECIMEN]

No-Lapse Enhancement Rider

Table of Reset Factors for Reset Account Value Provision

The monthly Reset Factors below vary by each Insured’s sex (if applicable), Issue Age, Premium Class, Policy Year, and are calculated using an actuarial formula that reflects one-alive and both-alive probabilities.  The Reset Factors reflect the amount(s) of the Reset Account Value Provision Risk Factor, if any, and the Annual Flat Extra amount(s), if any, shown in the Policy Specifications divided by 12.

The Reset Factors are used only to determine the reference Reset Account Value Cost of Insurance, and are not used in calculating the Accumulation Value or death benefit provided by the Policy.

Policy Year	Monthly Rate	Policy Year	Monthly Rate	Policy Year	Monthly Rate	Policy Year	Monthly Rate

[1	0.200085	26	0.493397	51	8.953301	76	51.272081
2	0.200219	27	0.549110	52	9.821394	77	54.436619
3	0.200434	28	0.616621	53	10.911035	78	57.543368
4	0.200756	29	0.694330	54	12.026142	79	60.421220
5	0.201211	30	0.781974	55	13.155643	80	64.423427
6	0.201848	31	0.879775	56	14.168223	81	68.207067
7	0.202680	32	0.986825	57	14.720967	82	72.166478
8	0.203772	33	1.105370	58	15.552928	83	76.532802
9	0.205210	34	1.238286	59	16.641732	84	80.632958
10	0.207116	35	1.384050	60	17.941599	85	83.333333
11	0.209665	36	1.553700	61	19.804440	86	83.333333
12	0.213065	37	1.747724	62	21.523822	87 and	0.000000]
13	0.217516	38	1.982868	63	23.291298	later
14	0.223076	39	2.240764	64	23.624055
15	0.229767	40	2.524496	65	24.591297
16	0.237760	41	2.840080	66	26.107444
17	0.247540	42	3.189494	67	27.662327
18	0.259996	43	3.584460	68	29.407755
19	0.274881	44	4.031169	69	31.316117
20	0.293210	45	4.533557	70	33.420359
21	0.314908	46	5.082546	71	36.131910
22	0.341379	47	5.758490	72	38.955623
23	0.371509	48	6.486891	73	41.889344
24	0.404439	49	7.241659	74	44.879227
25	0.441855	50	8.062428	75	48.023660

Policy Specifications

Policy Number [SPECIMEN]

Table of Surrender Charges

See Surrender Provisions for an explanation of when this table will be used.

Policy Year	Surrender Charge as of Beginning of Policy Year

[1	[$6,522.50
2	$6,430.00
3	$6,335.00
4	$6,240.00
5	$6,142.50
6	$6,045.00
7	$5,947.50
8	$5,847.50
9	$5,747.50
10	$5,645.00
11	$5,542.50
12	$4,440.00
13	$3,265.00
14	$2,135.00
15	$1,045.00
16 and thereafter]	$0.00]

Calculation of Surrender Charge for Decrease in Specified Amount
For decreases in Specified Amount, excluding full surrender of this Policy, the charge will be calculated as (1) divided by (2), then multiplied by (3), where:

(1)	is the amount of the decrease;
(2)	is the Initial Specified Amount; and
(3)	is the then applicable surrender charge from the Table of Surrender Charges shown above.

However, no charge will be applied where the decrease is caused by a partial surrender.

Policy Specifications

Policy Number [SPECIMEN]

Table of Expense Charges and Fees

The following expenses and fees are charged under this Policy:

Guaranteed Maximum Premium Load
We will deduct a Premium Load from each premium payment. The Premium Load is calculated by multiplying each premium payment by the applicable percentage, which will not exceed the amount(s) shown below.  After the younger Insured’s Attained Age 121, no further premium payments may be made.

[10.00]% [8.00]% [6.00]%	for Policy Year(s) [1-5]; for Policy Year(s) [6-10]; for Policy Year(s) [11 and thereafter].

Cost of Insurance
See the “Cost of Insurance” provision.  The Net Amount at Risk Discount Factor used in that provision is [1.00082954].

Guaranteed Maximum Monthly Administrative Fee
The Monthly Administrative Fee equals (1) plus (2) plus (3), where:
(1) is a monthly fee of $[10.00] for [86] Policy Years;
(2) is a monthly charge of $[0.09026] per $1,000 of Initial Specified Amount until the younger Insured’s Attained Age [120];
(3) is a monthly charge per $1,000 for any increase in Specified Amount until the younger Insured’s Attained Age [120] following the date of increase.
The rate used to calculate the charges described in (2) and (3) above varies by each Insured’s sex, Premium Class, age (Issue Age for the charges in (2) or Attained Age on the date of the increase for the charges in (3)).

Guaranteed Maximum Mortality and Expense Risk ("M&E") Charge Rate
[1.15]% annually ([0.00313276]% monthly) in Policy Years [1-10]; [0.45]% annually ([0.00123012]% monthly) in Policy Years [11] and thereafter].

Transfer Fee
$[25.00] per transfer request for each transfer request in excess of [24] during any Policy Year.

Policy Specifications

Policy Number [SPECIMEN]

Table of Guaranteed Maximum Cost of Insurance Rates

The monthly Cost of Insurance rates per $1,000 of net amount at risk vary by each Insured’s sex, Premium Class, Attained Age, and the Policy Year but will not exceed the rates shown in the table below in accordance with the [Ultimate 2017 CSO Male/Female, Unismoke, age nearest birthday] mortality table.  The monthly Cost of Insurance rates are determined under an actuarial formula, on file with the insurance supervisory official of the jurisdiction in which this Policy is delivered, that reflects one-alive and both-alive probabilities. The Guaranteed Maximum Cost of Insurance Rates shown in the table below reflect the applicable Risk Factor(s) and/or Flat Extra Monthly Insurance Cost(s), if any, shown in the Policy Specifications as described in the “Cost of Insurance Rates” provision.

Policy Year	Monthly Rate	Policy Year	Monthly Rate	Policy Year	Monthly Rate

[1	0.000082	31	0.136777	61	18.192375
2	0.000283	32	0.164400	62	20.051783
3	0.000545	33	0.197065	63	22.050870
4	0.000874	34	0.235864	64	24.203624
5	0.001269	35	0.282073	65	26.472369
6	0.001730	36	0.337752	66	28.820305
7	0.002258	37	0.404769	67	31.037480
8	0.002823	38	0.485619	68	33.232875
9	0.003393	39	0.582821	69	35.369693
10	0.004027	40	0.699091	70	37.413802
11	0.004710	41	0.837234	71	39.329536
12	0.005565	42	0.999752	72	41.082979
13	0.006497	43	1.191311	73	43.438065
14	0.007579	44	1.415480	74	45.930688
15	0.008796	45	1.680426	75	48.571851
16	0.010241	46	1.993829	76	51.371786
17	0.011974	47	2.374578	77	54.341236
18	0.014028	48	2.821255	78	57.491551
19	0.016458	49	3.362279	79	60.835494
20	0.019322	50	4.007181	80	64.385676
21	0.022783	51	4.770574	81	68.157240
22	0.026918	52	5.671703	82	72.164025
23	0.031867	53	6.700436	83	76.423643
24	0.037816	54	7.869010	84	80.955207
25	0.045100	55	9.162354	85	83.333333
26	0.053982	56	10.565866	86	83.333333
27	0.064876	57	12.037219	87 and	0.000000]
28	0.078045	58	13.568325	later
29	0.094125	59	15.145889
30	0.113557	60	16.674591

Policy Specifications

Policy Number [SPECIMEN]

Corridor Percentages Table

Death Benefit Qualification Test: [Guideline Premium Test]

See the “Death Benefit Proceeds” provision and “Income Tax on Death Benefits” provision for an explanation of how this table will be used.

Younger Insured’s Attained Age	Corridor Percentage	Younger Insured’s Attained Age	Corridor Percentage

[35-40	250%	60	130%
41	243%	61	128%
42	236%	62	126%
43	229%	63	124%
44	222%	64	122%

45	215%	65	120%
46	209%	66	119%
47	203%	67	118%
48	197%	68	117%
49	191%	69	116%

50	185%	70	115%
51	178%	71	113%
52	171%	72	111%
53	164%	73	109%
54	157%	74	107%

55	150%	75-90	105%
56	146%	91	104%
57	142%	92	103%
58	138%	93	102%
59	134%	94	101%

		95	100%]
		and later

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